EXHIBIT 99.2

Stephen P. Kelbley
513 Windstar Lane
Wilmington, NC 28411

July 21, 2004

Mr. Clarke H. Bailey, Chairman
Glenayre
360 Madison Avenue, 5th Floor
New York, NY 10017

Re: Reconsideration of Resignation from Glenayre Board of Directors

Dear Clarke:

After speaking with several Glenayre Board members, I have decided to remain on Glenayre’s Board for three months. I will make a final decision on future board service based on my evaluation of the company’s progress during this period.

I will continue to chair the Audit Committee during this time.

Sincerely,

/s/ Stephen P. Kelbley

Stephen P. Kelbley